Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Sean Macdonald, the Chief Financial Officer of LEATT CORPORATION (the "Company"), DOES HEREBY CERTIFY that:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 2025 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 24th day of March 2026.

/s/ Sean Macdonald
Sean Macdonald
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Leatt Corporation and will be retained by Leatt Corporation and furnished to the Securities and Exchange Commission or its staff upon request.